Exhibit 10.5

February 13, 2024

CONFIDENTIAL

Semper Paratus Acquisition Corporation
767 Third Avenue, 38th Floor

New York, New York 10017

Re: Amendment to Letter Agreement, dated November 3, 2021

Ladies and Gentlemen,

Reference is made to that certain Letter Agreement, dated as of November 3, 2021 (the “Original Agreement”), by and between Semper Paratus Acquisition Corporation, a Cayman Islands exempted company (the “Company”), Semper Paratus Sponsor LLC (the “Original Sponsor”) and the signatories thereto (the “Original Insiders”, collectively, the “Parties”, and, each, a “Party”). The Original Agreement was delivered pursuant to the Underwriting Agreement dated November 3, 2021, by and between the Company and Cantor Fitzgerald & Co., as representative of the underwriters.

By executing this letter agreement (the “Amendment”), the Parties agree as follows:

1.	Amendments.

a.	Pursuant to that certain Purchase Agreement dated as of May 4, 2023 (the “Purchase Agreement”), by and between the Company, the Original Sponsor, and SSVK Associates LLC (the “New Sponsor”), the New Sponsor agreed to purchase from the Original Sponsor 7,988,889 Class A ordinary shares and 1,000,000 private placement units, each consisting of one Class A Ordinary Share and one-half of one redeemable warrant exercisable for one Class A Ordinary Share. Additionally, New Sponsor agreed to assume the responsibilities and obligations of the Original Sponsor related to the Company. Consequently, the Original Agreement is hereby amended to add New Sponsor as a Party to the Amendment with all of the responsibilities and obligations of the Sponsor thereunder.

b.	Pursuant to the Purchase Agreement, each of the Original Insiders who were signatories to the Original Agreement have resigned from their positions as Directors and Officers, and have been properly replaced with the undersigned individuals or entities (the “New Insiders”). Consequently, the Original Agreement is hereby amended to replace the Original Insiders with the New Insiders and include each New Insider as a Party to the Amendment with all of the responsibilities and obligations of an Insider thereunder.

c.	The Founder Shares Lock-up Period in Section 5(a) of the Original Agreement is hereby amended by replacing the reference to “one year after completion of the initial business combination” with “six months after the completion of the initial business combination.”

2.	Miscellaneous.

a.	Full Force and Effect; References to Original Agreement. Except only as expressly modified in this Amendment, the Original Agreement remains unmodified and is in full force and effect and binding upon the Parties in accordance with its terms. Except as expressly provided hereby, all of the representations, warranties, covenants, terms and conditions of the Original Agreement are unaffected by this Amendment and shall continue to be, and remain, in full force and effect in accordance with their respective terms as if fully restated herein. this Amendment shall inure to the benefit of and be binding upon the undersigned Parties and their respective legal representatives, successors and assigns. All references to “this Letter Agreement” in the Original Agreement shall be deemed to refer to the Original Agreement, as amended by this Amendment.

b.	Counterparts. This Amendment may be executed in counterparts, each of which shall be an original for all purposes and all of which counterparts taken together shall constitute one and the same agreement. Signatures to this Amendment executed and/or transmitted by electronic means shall be valid and effective to bind the Party so signing.

c.	Governing Law. This Amendment and the rights and obligations of the Parties hereunder shall be interpreted, construed, and enforced in accordance with the laws of the State of New York.

d.	Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Original Agreement.

e.	Entire Agreement. The Original Agreement, as amended by this Amendment contain the entire agreement of the Parties in respect of the subject matter hereof and thereof and supersede all prior conversations, discussions and agreements relating to the subject matter of this Amendment.

[Signatures follow.]

This Amendment is effective on the date executed by the Company.

Sincerely,

SSVK ASSOCIATES LLC

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Managing Member

/s/ Michael Peterson
Michael Peterson

/s/ Donald Fell
Donald Fell

/s/ Avinash Wadhwani
Avinash Wadhwani

/s/ Scott Sussman
Scott Sussman

/s/ Surendra Ajjarapu
Surendra Ajjarapu

SEMPER PARATUS SPONSOR LLC

By:	/s/ Jeffrey Rogers
Name:	Jeffrey Rogers
Title:	Managing Member, Semper Paratus LLC

[Signature Page – Amendment to Original Agreement]

Accepted and agreed as of the
13th day of February 2024:

SEMPER PARATUS ACQUISITION CORPORATION

/s/ Surendra Ajjarapu
Name: Surendra Ajjarapu
Title: Chief Executive Officer